Exhibit 5.1

Amir Amar
Yaron Reiter

Ehud Shochatovitch
Ram Jeanne
Eyal Roy Sageª«¶
Yacov Cohen©
Rami Zalko
Yoav Caspiª

Nir Oren

Halit Simchoni

Aharon Barda

Dana Amirª

Oded Grossª

Assaf Lapid

Ariella Ablov

Dana Battatª

Ben Haklaiª

Yaniv Dekel

Ruthy Wysenbeek-Shauliª

Dr. Guy Sagiª

Hagit Fartook

Ronit Zmani-Armoni

Yve Binestock

Maya Bar-On©

Koby Mamukaª

Roi Goldfarb

Einat Lasserª

Liraz Goldsteinª

Meirav Gol

Ran Rivlin

Vardit Tal Dvir

Itay Singerª

Ohad Duvedevanyª

Amihai Beer

Hofit Wassermanª

Ofry Yaromª

Inbal Yanovski

Yael Appel

Chen Solomonª

Ofer Ben-Assa

Tal Kedmi

Gili Alpern

Orly Vidan
Liraz Tuashi-Bugdari
Marina Levin-Lemper

Alon Sukenik

Adi Karp
Avishay Cohen

Merav Hirsh

Gilad Arieli

Yael Weiss Reznikª

Efrat Hershkovitz

Naftali Fridman

Gil’ad Ronen

Liron Dahan

Moran Shraga

Nabila Kaboub

Shmulik Tzvi

Roey Dotan

Sariel Cohen

Maayan Apelman-Schwartz

Lital Ben-Zimra Geter

Assaf Amram

Roy Kariv

Alon Wertheim

Nitsan Glik

Matan Sherf

Tzlil Perlmutter

Yonatan Bzura

Tal Friedman

Keren Weiss

May Vasilevitski

Yael Harrosh

Ynon Hashmonay

Yana Reznik Hotoveli

Naomi Atzpour

Guy Zamir

Meital Shlomo

Efrat Gladshtein

David Chalfa

Noam Sella

Amir Tubul

Hadar Melamed

Of Counsel:

Hila Tirosh

Galyah Natan-Epstein²

ª LL.M           © MBA

« New York   ² Notary

¶ England & Wales (non-practising)

8 December 2016

Our ref: PDOC-1376764533-165

To

Rosetta Genomics Ltd.

10 Plaut Street

Rehovot 76706

Israel

Dear Sir/Madam,

Re: Rosetta Genomics Ltd.

1.    We have acted as Israeli legal counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with Company's Registration Statement on Form F-1 (the “Registration Statement”) being filed under the United States Securities Act of 1933, as amended, with respect to the resale of up to 15,470,000 ordinary shares of nominal value NIS 0.6 each, of the Company (“Ordinary Shares”) which consist of (i) up to 10,000,000 Ordinary Shares issuable upon exercise of warrants issued in connection with a private placement completed on November 29, 2016 (respectively: “Private Placement”, the “Warrants” and the “Warrant Shares”), (ii) up to 5,170,000 Ordinary Shares issuable upon conversion of convertible debentures issued in connection with the Private Placement (respectively: the “PIPE Debentures” and the “Conversion Shares”) and (iii) up to 300,000 Ordinary Shares issuable upon exercise of compensation warrants issued as placement agent compensation in connection with the Private Placement (respectively: the “Placement Agent Warrants” and the “Placement Agent Shares”)

2.    In connection with this opinion, we have examined such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon statements of officers and representatives of the Company.

mail@ayr.co.il ■ tel. +972.3.6019601 ■ fax. +972.3.6019602 ■ ayr-lawyers ■ www.ayr.co.il

Main office: 14 Abba Hillel Rd., Ramat-Gan 5250607, Israel ■ Tel-Aviv office: Azrielli Centre, Square Tower, Tel-Aviv 6702501, Israel

3.	In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

4.	We have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

5.	Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

6.	This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

7.	We are members of the Israel Bar Association and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

8.	Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that (i) the Warrant Shares when issued and paid for in accordance with the terms and conditions of the Warrants, (ii) the Conversion Shares when issued in accordance with the terms and conditions of the PIPE Debentures (following the issuance and delivery of the PIPE Debentures and the receipt by the Company of the consideration for the PIPE Debentures) and (iii) the Placement Agent Shares when issued and paid for in accordance with the terms and conditions of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

9.	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled "Legal Matters". By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

10.	This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

11.	This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Yours sincerely,

/s/ Amar Reiter Jeanne Shocatovitch & Co.

Amar Reiter Jeanne Shocatovitch & Co.